EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in the Registration Statements (File Nos. 333-98669, 333-87507, 33-61949, 33-52786, 33-36609 and 33-23837) of the A.G. Edwards, Inc. 1988 Incentive Stock Plan on Form S-8 of our reports dated April 25, 2003, included in Form 10-K of A.G. Edwards, Inc. for the year ended February 28, 2003.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
May 12, 2003

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